                            ASSET PURCHASE AGREEMENT

                           dated as of March 13, 2000

                                      among

                         CARIBINER INTERNATIONAL, INC.,

                                 CARIBINER, INC.

                                       AND

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

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                                TABLE OF CONTENTS

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ARTICLE I   DEFINITIONS.....................................................................................1

ARTICLE II   PURCHASE AND SALE..............................................................................8
         2.1   Closing......................................................................................8
         2.2   Assets Being Sold and Purchased..............................................................8
         2.3   Excluded Assets..............................................................................9
         2.4   Assumption of Assumed Liabilities............................................................10
         2.5   Liabilities Not Being Assumed................................................................11
         2.6   Purchase Price...............................................................................12
         2.7   Payment of the Purchase Price................................................................12
         2.8   Allocation of Purchase Price.................................................................12
         2.9   Post-Closing Audit...........................................................................12

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF SELLERS.....................................................14
         3.1   Incorporation; Qualification and Corporate Authority.........................................14
         3.2   Authorization; Execution and Validity........................................................14
         3.3   Capitalization...............................................................................14
         3.4   Financial Statements, Absence of Certain Changes.............................................15
         3.5   No Conflict; Consents........................................................................16
         3.6   Title to Properties..........................................................................16
         3.7   Leased Property..............................................................................16
         3.8   Condition of Property........................................................................17
         3.9   Insurance....................................................................................17
         3.10  Contracts....................................................................................17
         3.11  Legal Proceedings; Orders....................................................................17
         3.12  Environmental Laws...........................................................................18
         3.13  Intellectual Property........................................................................18
         3.14  Labor Relations..............................................................................18
         3.15  Employee Benefit Plans.......................................................................18
         3.16  Taxes........................................................................................19
         3.17  Brokers......................................................................................19
         3.18  Compliance with Laws and Orders..............................................................19
         3.19  Opinion of Financial Advisor.................................................................19
         3.20  Disclosure Schedule..........................................................................20
         3.21  Standard.....................................................................................20
         3.22  Disclaimer...................................................................................20

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER..........................................................21
         4.1   Incorporation and Qualification; Corporate Authority.........................................21
         4.2   Authorizations; Execution and Validity.......................................................21
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         4.3   No Conflicts; Consents.......................................................................21
         4.4   Legal Proceedings............................................................................22
         4.5   Purchase of Shares for Investment............................................................22
         4.6   Financing....................................................................................22
         4.7   Brokers......................................................................................22

ARTICLE V   COVENANTS OF SELLERS............................................................................22
         5.1   Access.......................................................................................23
         5.2   Conduct of Business..........................................................................23
         5.3   Further Assurances...........................................................................24
         5.4   HSR Act Compliance...........................................................................24
         5.5   No Breach of Representations and Warranties..................................................24
         5.6   No Solicitation..............................................................................24
         5.7   Caribiner Name...............................................................................25
         5.8   Payment of Intercompany Indebtedness.........................................................25
         5.9   Group Relief.................................................................................26
         5.10  Tax Administration...........................................................................26
         5.11  Contribution of assets to Newco..............................................................27

ARTICLE VI   COVENANTS OF BUYER.............................................................................27
         6.1   Confidentiality Covenant.....................................................................27
         6.2   No Breach of Representations and Warranties..................................................27
         6.3   Preservation of Books and Records............................................................28
         6.4   HSR Act Compliance...........................................................................28
         6.5   Further Assurances...........................................................................28
         6.6   Return of Information........................................................................28
         6.7   Employee and Employee Benefit Matters........................................................28
         6.8   Workers Adjustment and Retraining Notification Act...........................................29
         6.9   Transfer of Guarantees.......................................................................29
         6.10  Group Relief.................................................................................30
         6.11  Agreements...................................................................................30
         6.12  Preferred Provider...........................................................................30
         6.13  Non-solicitation.............................................................................30
         6.14  Employment...................................................................................30

ARTICLE VII   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS...................................................31
         7.1   Accuracy of Representations and Warranties...................................................31
         7.2   Performance of Covenants.....................................................................31
         7.3   Laws and Orders..............................................................................31
         7.4   Hart-Scott-Rodino............................................................................31
         7.5   Credit Agreement.............................................................................31
         7.6   No Bankruptcy................................................................................31
         7.7   No Material Adverse Change...................................................................32
         7.8   Closing Documents............................................................................32
         7.9   Opinion of Counsel to Sellers................................................................33
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                                       ii

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         7.10  Resignations.................................................................................33
         7.11  Bank Consent.................................................................................33
         7.12  Sublease.....................................................................................33
         7.13  Newco Stock..................................................................................33
         7.14  Overdraft Payments...........................................................................33

ARTICLE VIII   CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS.................................................33
         8.1   Accuracy of Representations and Warranties...................................................33
         8.2   Performance of Covenants.....................................................................34
         8.3   Law and Orders...............................................................................34
         8.4   Hart-Scott-Rodino............................................................................34
         8.5   Closing Documents............................................................................34
         8.6   Bank Consent.................................................................................34
         8.7   Sublease.....................................................................................34

ARTICLE IX   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION....................................35
         9.1   Survival of Representations and Warranties of the Parties....................................35
         9.2   Indemnification by the Sellers...............................................................35
         9.3   Indemnification by Buyer.....................................................................35
         9.4   Procedures...................................................................................36
         9.5   Compensation to Buyer under Sellers' Indemnification Obligation..............................37
         9.6   Compensation to Sellers under Buyer Indemnification Obligation...............................37
         9.7   Arbitration..................................................................................37
         9.8   Reduction for Insurance, Etc.................................................................38
         9.9   Adjustment for Taxes.........................................................................38

ARTICLE X   TERMINATION.....................................................................................39
         10.1  Termination of Agreement.....................................................................39
         10.2  Effect of Termination........................................................................39

ARTICLE XI   GENERAL........................................................................................40
         11.1  Amendments...................................................................................40
         11.2  Waivers......................................................................................40
         11.3  Notices......................................................................................40
         11.4  Successors and Assigns, Parties in Interest..................................................41
         11.5  Severability.................................................................................41
         11.6  Entire Agreement.............................................................................41
         11.7  Governing Law................................................................................42
         11.8  Expenses; Transfer Taxes.....................................................................42
         11.9  Release of Information; Confidentiality......................................................42
         11.10 Code Section 338(h)(10) Election.............................................................43
         11.11 Certain Construction Rules...................................................................43
         11.12 Counterparts.................................................................................43
         11.13 Resolution of Disputes.......................................................................43
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                                      iii

Exhibit A         Purchase Price Allocation
Exhibit B         Form of Bill of Sale and Assumption Agreement
Exhibit C         Form of Opinion of Schulte Roth & Zabel LLP
Exhibit D         Form of Opinion of The Interpublic Group of Companies, Inc.
Exhibit E         Form of Escrow Agreement

                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT, dated as of March 13, 2000 (this "Agreement"), is entered into by and between The Interpublic Group of Companies, Inc., a Delaware corporation ("Buyer"), Caribiner International, Inc., a Delaware corporation ("Parent"), and Caribiner, Inc., a New York corporation and a direct, wholly-owned subsidiary of Parent ("Caribiner" and collectively with Parent, the "Sellers").

                  WHEREAS, Sellers and their Subsidiaries (as hereinafter defined), among other things, are engaged in the business (the "Business") of producing meetings, events and training programs and providing related corporate meeting and business communication services;

                  WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, substantially all of Sellers' assets related to the Business, including the capital stock of the Subsidiaries (as defined below), other than the Excluded Assets (as hereinafter defined), and Buyer wishes to assume certain of the liabilities of the Sellers related to the Business, other than the Excluded Liabilities (as hereinafter defined), all as more fully described herein.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  As used in this Agreement:

                  "Accountants" has the meaning specified in Section 2.9(b).

                  "Acquisition Proposal" has the meaning specified in Section
5.6.

                  "Adjustment Amount" has the meaning specified in Section
2.9(a).

                  "Agreement" has the meaning specified in the preamble hereof.

                  "Approvals" has the meaning specified in Section 2.2(a)(v).

                  "Assets" has the meaning set forth in Section 2.2(b).

                  "Assumed Liabilities" has the meaning specified in Section
2.4.

                  "Atlanta Office" means the Sellers' office located at 300 Marietta Avenue, Atlanta, Georgia.

                  "Available Losses" means, in relation to an accounting period of a company, any amount available for surrender by way of Group Relief by that company.

                  "Books and Records" means all files, documents, instruments, papers, books and records relating solely to the Assets or the Business and copies of those portions of the same that refer in part to the Assets or the Business.

                  "Business" has the meaning specified in the preamble hereof.

                  "Business Day" means any day other than a Saturday, Sunday or a day on which banks in New York, New York are authorized or obligated by Law to close.

                  "Business Financial Statements" has the meaning specified in
Section 3.4(a).

                  "Buyer" has the meaning specified in the preamble hereof.

                  "Buyer Ancillary Agreements" has the meaning specified in
Section 4.1.

                  "Buyer Medical Plans" has the meaning specified in Section 6.7(b).

                  "Buyer Welfare Plans" has the meaning specified in Section 6.7(b).

                  "Buyer's Accountants" has the meaning specified in Section 2.9(a).

                  "Caribiner" has the meaning specified in the preamble hereof.

                  "Chicago Offices" means the Sellers' offices located at 1900 Hicks Road, Rolling Meadows, Illinois and 1245 Milwaukee Avenue, Glenville, Illinois.

                  "Closing" has the meaning specified in Section 2.1.

                  "Closing Date" has the meaning specified in Section 2.1.

                  "Closing Payment" has the meaning specified in Section 2.6.

                  "Closing Statement" has the meaning specified in Section
2.9(a).

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Code Section 338(h)(10) Election" has the meaning specified in Section 11.10.

                  "Confidentiality Agreement" has the meaning specified in
Section 5.1.

                  "Contract" means any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement, whether written or oral, relating to the Business and to which either Seller is a party; provided, however, that Contracts shall not include any Employee Benefit Plan.

                  "Credit Agreement" means the Credit Agreement, dated as of October 28, 1997, as amended, among the Sellers and the several banks and other financial institutions from time to time parties thereto.

                  "Damage Claim Notice" has the meaning specified in Section 9.4(a).

                  "Damages" has the meaning specified in Section 9.2.

                  "Detroit Office" means the Sellers' office located at 15160 Commerce Drive, Dearborn, Michigan.

                  "Detroit Projects" has the meaning specified in Section
2.3(vi).

                  "Disclosure Schedule" has the meaning specified in Section
3.19.

                  "Dispute Notice" has the meaning specified in Section 9.7.

                  "Dispute Period" has the meaning specified in Section 9.7.

                  "Employee(s)" means Persons employed by Caribiner and engaged in the Business other than Management Employees and Excluded Employees.

                  "Employee Benefit Plan" means each plan, program, arrangement or commitment which is an employment, consulting, termination or deferred compensation agreement or an executive compensation, bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, severance, life, health, disability, or other employee benefit plan, program, arrangement or commitment, including any "employee benefit plan" within the meaning of
Section 3(3) of ERISA, in each instance, for the benefit of the Employees, and currently maintained, sponsored, or contributed to by either Seller or any ERISA Affiliate or to which any such Person has any obligation to contribute to, or with respect to which any such Person has any liability.

                  "Environmental Law" means any law concerning Releases into any part of the natural environment, or activities that might result in damage to the natural environment, or any law that is concerned in whole or in part with the natural environment and with protecting or improving the quality of the natural environment and protecting public and employee health and safety and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conversation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) ("OSHA"), as such laws have been or hereafter may be amended or supplemented, and the regulations promulgated pursuant thereto, and any and all analogous state or local statutes and the regulations promulgated pursuant thereto.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means each of the Sellers and any Person that is considered a single employer of either Seller for purposes of Title IV of ERISA or Section 4.14(b), (c), (m) or (o) of the Code.

                  "Escrow Agreement" means the Escrow Agreement, dated as of the Closing Date substantially in the form set forth as Exhibit E attached hereto.

                  "Escrow Agent" means Chase Manhattan Bank, N.A.

                  "Excluded Assets" has the meaning specified in Section 2.3.

                  "Excluded Employees" means the persons set forth on Schedule 6.7(a).

                  "Excluded Liabilities" has the meaning specified in Section
2.5.

                  "Excluded Offices" means the Sellers' Detroit Office, Chicago Offices and Atlanta Office.

                  "Financial Advisor Letter" has the meaning specified in
Section 3.20.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board as applied on a basis consistent with the preparation by the Sellers of the Business Financial Statements.

                  "Governmental Authority" means any federal, state, local or foreign government or governmental regulatory body and any of their respective subdivisions, agencies, instrumentalities, authorities or tribunals.

                  "Group Relief" has the meaning given to that expression in section 402 of the United Kingdom Income and Corporation Taxes Act 1988.

                  "Hazardous Material" means any substance, material or waste, or any constituent thereof, which is regulated by or forms the basis of liability under any Environmental Law, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," or "restricted hazardous waste," "subject waste," "contaminant," "toxic waste," or "toxic substance," under any provision of an Environmental Law, including but not limited to, petroleum products, asbestos and polychlorinated biphenyls.

                  "Holdback Amount" has the meaning specified in Section 2.6.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Indemnifiable Loss" has the meaning specified in Section 9.8.

                  "Indemnitee" has the meaning specified in Section 9.4.

                  "Indemnitor" has the meaning specified in Section 9.4.

                  "Indemnity Payment" has the meaning specified in Section 9.8.

                  "Intellectual Property" means (i) all trademark rights, business identifiers, service marks, trade names and brand names, all registrations thereof and applications therefor and all goodwill associated with the foregoing; (ii) all copyrights, copyright registrations and copyright applications, and all other rights associated with the foregoing and the underlying works of authorship; (iii) all patents and patent applications, and all international proprietary rights associated therewith; (iv) all Contracts granting any right, title, license or privilege under the intellectual property rights of any third Person; (v) all inventions, know-how, discoveries, improvements, processes, designs, trade secrets, shop and royalty rights, employee covenants and agreements respecting intellectual property and non-competition and all other types of intellectual property; and (vi) all claims for infringement or breach of any of the foregoing, in each instance, relating solely to the Assets or the Business.

                  "Intercompany Indebtedness" means any indebtedness owed (i) by the Sellers or any subsidiary of the Sellers to the Business, including any of the Subsidiaries, (ii) by the Business, including any of the Subsidiaries, to the Sellers or any subsidiaries of the Sellers, and, for the avoidance of doubt,
(iii) by the Business to the Sellers' Remaining Business.

                  "Inventory" has the meaning specified in Section 2.2(a)(i).

                  "Knowledge" means, with respect to the Sellers and the Buyer, the actual knowledge of those officers and directors of such parties listed on
Schedule 1.1(a).

                  "Law" means any federal, state, local or foreign law, statute, rule, ordinance, code or regulation.

                  "Leases" has the meaning specified in Section 3.7.

                  "Legal Proceeding" means any judicial, administrative or arbitral action, suit, proceeding (public or private), claim or governmental proceeding.

                  "License" has the meaning specified in Section 5.7(a).

                  "Lien" means any lien, pledge, mortgage, deed of trust, security interest, attachment, easement or other similar encumbrance of any kind.

                  "Management Employees" means those employees of Sellers set forth on Schedule 1.1(b) hereto.

                  "Material Adverse Change" means any material and adverse change in the condition (financial or otherwise), business, properties, assets, liabilities or results of operations of the Business taken as a whole; provided, however, that the definition of Material Adverse Change shall not include any change due to (i) general economic or industry-wide conditions and (ii) any continuation of an adverse trend disclosed to Buyer in writing on or prior to the date hereof.

                  "Material Adverse Effect" has the meaning specified in Section 3.1.

                  "Material Contract" has the meaning specified in Section 3.10.

                  "Newco Stock" means all of the issued and outstanding shares of Newco, a Delaware corporation.

                  "Order" means any writ, judgment, decree, injunction, or similar order of any Governmental Authority.

                  "Parent" has the meaning specified in the preamble hereof.

                  "Permitted Lien" means (i) any Lien for Taxes not yet due or payable or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens could not reasonably be expected to have a Material Adverse Effect.

                  "Person" means any natural person, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority, or other entity.

                  "Purchase Price" has the meaning specified in Section 2.6.

                  "Reference Balance Sheet" means the statement of Tangible Net Worth of the Business and the Subsidiaries as of December 31, 1999, set forth on
Schedule 2.9(c).

                  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the Subsidiaries including, without limitation, the movement of any Hazardous Material or other substance through or in the air, soil, surface water, groundwater or property.

                  "Remaining Business" means all business of the Parent, other than the Business, including without limitation Sellers' audio-visual operations.

                  "Representatives" has the meaning specified in Section 5.1.

                  "Screen and Music" has the meaning specified in Section 2.2(a)(xi).

                  "Securities Act" has the meaning specified in Section 4.5.

                  "Seller Ancillary Agreements" has the meaning specified in
Section 3.1.

                  "Seller Notice Date" has the meaning specified in Section 2.9(b).

                  "Seller Welfare Plans" has the meaning specified in Section 6.7(b).

                  "Sellers" has the meaning specified in the preamble hereof.

                  "Sellers' Accountants" has the meaning specified in Section
2.9.

                  "Subsidiaries" has the meaning specified in Section
2.2(a)(xi).

                  "Subsidiary Shares" has the meaning specified in Section 2.2(a)(xi).

                  "Superior Proposal" has the meaning specified in Section 5.6.

                  "Tangible Net Worth" means, as of the date determination thereof is to be made, the difference between (x) the sum total of all assets of
(i) the Business, (ii) the Subsidiaries and (iii) those assets related to the Contracts to be set forth on Schedule 2.4(vii), in each instance acquired pursuant to this Agreement excluding any goodwill and any Excluded Assets and
(y) the sum total of all liabilities assumed of (i) the Business, (ii) the Subsidiaries and (iii) those liabilities related to the Contracts to be set forth on Schedule 2.4(vii) pursuant to this Agreement excluding the Excluded Liabilities, with such determination made in accordance with GAAP.

                  "Tax" or "Taxes" means any and all income, profits, franchise, gross receipts, capital, sales, use, withholding, value added, ad valorem, transfer, employment, social security, disability, occupation, property, severance, excise and other taxes, duties and similar governmental charges or assessments imposed by or on behalf of any Governmental Authority.

                  "Tax Refund" has the meaning given to that expression in
section 102 United Kingdom Finance Act 1989.

                  "Tax Return" means any return, report or statement required to be filed with respect to any Tax, including, without limitation, any information return, amended return and declaration of estimated Tax.

                  "Transition Services Agreement" has the meaning specified in
Section 6.12.

                  "U.K. Returns" has the meaning specified in Section 5.10(c).

                  "WARN Act" has the meaning specified in Section 6.8.

                                   ARTICLE II

                                PURCHASE AND SALE

                  2.1 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022, at 10:00 a.m., local time, on April 24, 2000, or at such other time and place or on such other date as the parties hereto may agree in writing (the "Closing Date").

                  2.2 Assets Being Sold and Purchased.

                           (a) Subject to and upon the terms and conditions of
this Agreement, at the Closing the Sellers shall grant, transfer, sell, convey, assign and deliver to the Buyer, and the Buyer shall purchase from the Sellers all of each Seller's right and title to and interest in and to substantially all of the properties and assets of every kind, nature and description primarily used in the Business (other than the Excluded Assets) as the same existed immediately prior to the Closing, free and clear of all Liens (other than Permitted Liens), including, without limitation, the following:

                                    (i) all inventories of Sellers, including
         finished goods, work-in-progress, office furniture, equipment and other materials which relate to or are used in the operation of the Business (the "Inventory");

                                    (ii) all Contracts;

                                    (iii) the entire right, title and interest
         of Sellers in and to all Intellectual Property;

                                    (iv) all Books and Records of the Sellers;

                                    (v) all right, title and interest in and to
         all Federal, state, local and foreign government licenses, permits, authorizations, certifications and approvals to do business, and memberships to relevant industry groups, which relate to or are used in the operation of the Business (collectively, the "Approvals"), including such Approvals which are material to the operation of the Business which are listed in Schedule 2.2(a)(v) hereto;

                                    (vi) all rights of the Sellers in and to
         insurance and indemnity claims relating to the Business and the Assets, including such claims which are in excess of $100,000 which are listed in Schedule 2.2.(a)(vi) hereto;

                                    (vii) all of Sellers' rights and interests
         under the leases of real property set forth in Schedule 3.7 hereto relating to the Business, along with all appurtenant rights, easements, and privileges appertaining or relating thereto;

                                    (viii) all of Sellers' rights and interests
         under leases of equipment or other tangible personal property used in conducting the Business;

                                    (ix) all rights, choses in action and claims
         (known or unknown, matured or unmatured, accrued or contingent) of the Sellers against third parties arising out of or in connection with the Business and relating to the Assets or the Assumed Liabilities (as defined below), including the claims set forth in Schedule 2.2 (a) (ix) hereto;

                                    (x) All security deposits, prepaid expenses
         and other miscellaneous assets of the Business;

                                    (xi) All of the issued and outstanding
         capital stock and/or membership interests (collectively, the "Subsidiary Shares"), and all corporate and limited liability minute books, stock transfer ledgers and other corporate and limited liability records, of each of the following subsidiaries of Sellers (collectively, the "Subsidiaries"):

                                            (a) Caribiner International Pty
                  Limited, including the beneficial ownership interest that Caribiner International Pty Limited holds in Caribiner Wavelength Unit Trust;

                                            (b) Caribiner Asia Limited;

                                            (c) Caribiner Europe Limited
                  ("CEL"); and

                                            (d) Screen and Music Travel Limited
                  ("Screen and Music");

                                    (xii) all of the Sellers' accounts
         receivable, notes receivable or other obligations receivable or due to Sellers related to the Business outstanding on the Closing Date; and

                                    (xiii) subject to Section 5.7 hereof, the
         corporate name "Caribiner," and any variants or derivatives thereof;
         and

                                    (xiv) the Newco Stock.

                           (b) The assets being sold and purchased hereunder are
hereinafter collectively referred to as the "Assets."

                  2.3 Excluded Assets. Notwithstanding anything contained in
Section 2.2 hereof to the contrary, the following assets of the Sellers (the "Excluded Assets") shall be retained by the Sellers and shall not be sold, assigned or transferred to the Buyer pursuant to this Agreement:

                           (i) all cash and cash equivalents of Parent and Caribiner;

                           (ii) the real property leases listed on Schedule 2.3(ii) hereto;

                           (iii) (a) any assets of Sellers located at Sellers' Detroit Office and (b) any assets of Sellers located at Sellers' Atlanta Office and Chicago Offices, except such assets being used (such as accounts receivables) in connection with or related to any Contract to be set forth on Schedule 2.4(vii), which schedule shall be delivered at Closing, which for purposes of clarification shall not be Excluded Assets;

                           (iv) any other asset described on Schedule 2.3(iv) hereto;

                           (v) the account receivable set forth on Schedule 2.3(v) hereto;

                           (vi) any assets of Sellers not relating to the Business;

                           (vii) any Contract relating to services performed or to be performed solely through the Sellers' Detroit Office, to be set forth on Schedule 2.3(vi), which schedule shall be delivered at Closing (the "Detroit Projects"); and

                           (viii) any Intercompany Indebtedness.

                  2.4 Assumption of Assumed Liabilities. On and subject to the terms and conditions of this Agreement, at the Closing, Buyer agrees to assume and become responsible for the following liabilities arising from or relating to the Business (the "Assumed Liabilities"):

                           (i) unless otherwise extinguished or satisfied, all liabilities and obligations set forth on the Business Financial Statements or taken into account in the calculation of Tangible Net Worth on the Closing Statement, other than liabilities and obligations arising from or relating to the Excluded Offices, subject to Section 2.4(vii) of this Agreement;

                           (ii) unless otherwise extinguished or satisfied, all liabilities and obligations which have arisen in the ordinary course of the Business subsequent to the date of the Balance Sheet included in the Business Financial Statements, other than liabilities and obligations arising from or relating to the Excluded Offices, subject to Section 2.4(vii) of this Agreement;

                           (iii) all liabilities and obligations of Sellers under any guarantee that any of them may have executed and delivered in connection with the Business, but only if listed on Schedule 2.4(iii) hereto and only to the extent that the real property lease or contract relating to such guarantee is assigned to the Buyer;

                           (iv) all liabilities and obligations of the Sellers under the contracts, leases, licenses, receivables, inventory and other arrangements included in the definition of Assets;

                           (v) all liabilities and obligations related to the employment of the Employees by Buyer, but only to the extent provided in Section 6.7 of this Agreement;

         provided, that any Excluded Employee hired by Buyer within sixty (60) days of the Closing Date shall be deemed to be an Employee for purposes of this Agreement;

                           (vi) all liabilities and obligations pursuant to any overdraft facilities currently in place for the benefit of any Subsidiary;

                           (vii) all liabilities and obligations arising from or relating to any Contract that is being performed or that has been sold as of the Closing Date (including, without limitation, any commission, bonus or other payment owed to any Excluded Employee for services performed in connection with any such Contract) by the Sellers' Chicago or Atlanta Offices, but only to the extent such liability or obligation is to be set forth on Schedule 2.4(vii) hereto, which Schedule shall be delivered at Closing;

                           (viii) all liabilities and obligations with respect to the suits, actions, claims or proceedings that are disclosed on
         Schedule 3.11 hereto;

                           (ix) subject to Section 6.15 of this Agreement, Buyer shall assume fifty percent (50%) (and Sellers shall retain fifty percent (50%)) of any and all liabilities and obligations relating to any unknown litigation commenced after the Closing Date based on facts, circumstances, events or conditions occurring or existing prior to the Closing Date; and

                           (x) all liabilities and obligations of the Business arising from events occurring on or after the Closing Date. Notwithstanding the foregoing, Excluded Liabilities shall not be Assumed Liabilities hereunder.

                  2.5 Liabilities Not Being Assumed. Notwithstanding anything contained herein to the contrary, the Buyer is not assuming any of the following liabilities and obligations of the Sellers:

                           (a) all liabilities and obligations of the Sellers for borrowed money or with respect to indebtedness and obligations of others which the Sellers or a Subsidiary has directly or indirectly guaranteed, including the bank indebtedness set forth on the Business Financial Statements and any obligations under the Credit Agreement;

                           (b) all liabilities and obligations of the Sellers or the Business relating to or arising from the Excluded Assets referred to in Section 2.3 hereof;

                           (c) all liabilities and obligations of the Sellers under this Agreement;

                           (d) any Intercompany Indebtedness;

                           (e) all liabilities or obligations of Sellers relating to or arising from the litigation set forth on Schedule 2.5(e), or arising from claims of a similar nature; and

                           (f) all liabilities and obligations of the Sellers under an Employee Benefit Plan, except to the extent expressly assumed by the Buyer hereunder, and any liability or obligation relating to any employee or former employee of Sellers except to the extent expressly assumed herein.

The foregoing liabilities and obligations of the Sellers not being assumed by the Buyer are collectively referred to herein as the "Excluded Liabilities."

                  2.6 Purchase Price. The Buyer shall purchase the Assets of the Sellers for an aggregate purchase price (the "Purchase Price") equal to $90,000,000. A portion of the Purchase Price equal to $5,000,000 (the "Holdback Amount") shall not be paid to the Sellers at the Closing but instead shall be deposited into an escrow account maintained by the Escrow Agent pursuant to the Escrow Agreement, as security for (i) the indemnity obligations of the Sellers under this Agreement and (ii) any adjustment to the Purchase Price required pursuant to the provisions of Section 2.9 below. The Holdback Amount shall be released to the Sellers in accordance with, and subject to, Article IX hereof. The $85,000,000 which represents the Purchase Price minus the Holdback Amount is sometimes referred to as the "Closing Payment".

                  2.7 Payment of the Purchase Price. At the Closing, against delivery of (i) appropriate instruments of sale, transfer, conveyance and assignment with respect to the Assets, and (ii) certificates representing the Subsidiary Shares, in appropriate form for transfer to Buyer or accompanied by duly executed stock powers, the Buyer shall deliver to (x) Sellers the Closing Payment by wire transfer of immediately available United States funds to such accounts as Sellers shall designate by written notice delivered to Buyer at least one (1) Business Day prior to the Closing Date and (y) the Holdback Amount to the Escrow Agent pursuant to the terms of the Escrow Agreement.

                  2.8 Allocation of Purchase Price. The Purchase Price paid to Sellers shall be allocated to the Assets in accordance with Exhibit A hereto. Such allocation shall be prepared in a manner consistent with the requirements of Section 1060 of the Code and the regulations thereunder. Each of the Buyer and the Sellers agrees (i) to jointly complete and separately file Form 8594 with its federal income tax return for the tax year in which the Closing occurs in a manner consistent with such allocation and (ii) that no party will take a position on any Tax Return, before any Governmental Authority charged with the collection of any Tax or in any judicial proceeding relating to any Tax that is in any manner inconsistent with such allocation.

                  2.9 Post-Closing Audit.

                           (a) Sellers shall cause Ernst & Young LLP ("Sellers'
Accountants") to prepare a combined balance sheet with respect to the Business as of the Closing Date and provide a computation in accordance with GAAP of Tangible Net Worth as of the Closing Date (the "Closing Statement"). Sellers shall deliver the Closing Statement to Buyer within sixty (60) days after the Closing Date, and Sellers shall cause Sellers' Accountants to give Buyer and PricewaterhouseCoopers LLP ("Buyer's Accountants") access to the Sellers' Accountants and their work papers in order to evaluate the Closing Statement.

                           (b) To the extent that Buyer disputes either the
amount of, or basis for, the Tangible Net Worth as set forth on the Closing Statement, then, within thirty (30) days from the date of receipt of the Closing Statement (the "Buyer Notice Date"), the Buyer shall provide written notice thereof to Sellers, stating any objection and the basis for such objection. If the Tangible Net Worth set forth in the Closing Statement is not disputed in a notice of objection delivered by Buyer to Sellers on or before the Buyer Notice Date, Buyer and Sellers shall, not later than the close of business on the first Business Day after the Buyer Notice Date, jointly and immediately provide notice to the Escrow Agent of the final Tangible Net Worth and the Escrow Agent shall make disbursements from the escrow account pursuant to the terms of Section 2.9(c) below. If Tangible Net Worth set forth on the Closing Statement is disputed in a notice of objection delivered to Seller on or before the Buyer Notice Date, then the parties shall undertake to resolve the amount so disputed. If the Buyer and the Sellers are able to agree on Tangible Net Worth, they shall jointly and immediately provide notice to the Escrow Agent of the agreed-upon Tangible Net Worth and the Escrow Agent shall make disbursements from the escrow account pursuant to the terms of Section 2.9(c) below. If the parties are unable to resolve any part of the amount so disputed within thirty (30) days from the date of Sellers' receipt of the Buyer's notice of objection, then the issues in dispute will be submitted to certified public accountants reasonably acceptable to Sellers and Buyer (the "Accountants") for resolution. If issues in dispute are submitted to the Accountants for resolution, (x) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (y) the determination by the Accountants, as set forth in a notice delivered to Buyer, the Sellers and the Escrow Agent by the Accountants, will be binding and conclusive on the parties; and (z) Buyer and the Sellers will each bear 50% of the fees of the Accountants for such determination. Until resolution of Tangible Net Worth pursuant to the procedures set forth herein, the proceeds of the Escrow Account shall not be disbursed by the Escrow Agent.

                           (c) Within ten (10) Business Days following a final
determination of the Tangible Net Worth as provided in Section 2.9(b), if the Tangible Net Worth is determined to be less than $17,500,000 the Escrow Agent will pay such difference from the Escrow Account to Buyer by wire transfer to such bank account as Buyer will specify. Subject to the provisions of Article IX, the Holdback Amount shall be released from the Escrow Account within one (1) Business Day after a final resolution is reached with respect to the Adjustment Amount according to the procedures set forth in Section 2.9(b) of the Agreement. The Closing Statement shall be prepared in a manner consistent with the preparation of the Reference Balance Sheet set forth on Schedule 2.9(c) (prepared in accordance with GAAP (i) other than the absence of footnotes required by GAAP and (ii) subject to normal year-end adjustments).

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Each Seller hereby represents and warrants to Buyer as follows:

                  3.1 Incorporation; Qualification and Corporate Authority. Each Seller and each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to conduct the Business in all material respects as presently conducted. Each Seller has all requisite corporate power to execute, deliver and perform its obligations under (i) this Agreement and (ii) the Bill of Sale and Assumption Agreement and the other documents described in Section 7.8 (collectively, the "Seller Ancillary Agreements"), and to consummate the transactions contemplated hereby and thereby. Each Seller and each Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its assets and properties or the conduct of the Business requires such qualification, except where the failure to be so qualified or in good standing, as the case may be, would not have a material adverse effect on the Assets, the Business, the consummation of the transactions contemplated by this Agreement or the ability of Sellers to fulfill their obligations hereunder (a "Material Adverse Effect"); provided, however, that the definition of Material Adverse Effect shall not include any change or effect due to (i) general economic or industry-wide conditions and (ii) any continuation of an adverse trend disclosed to Buyer in writing on or prior to the date hereof.

                  3.2 Authorization; Execution and Validity. Each Seller has taken all corporate and other actions necessary to authorize it to execute, deliver and perform this Agreement, the Seller Ancillary Agreements and all instruments and agreements delivered pursuant hereto and thereto and to consummate the transactions contemplated hereby and thereby. This Agreement and the Seller Ancillary Agreements have been duly and validly executed and delivered by each Seller and constitute valid and binding obligations of such Seller enforceable against such Seller in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by:
(i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies; and (ii) general principles of equity, including, without limitation, principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law.) No vote or other approval by the stockholders of Parent is required to be solicited or obtained, nor is any notice required to be given to the stockholders of Parent, under applicable Laws, in order for Parent to enter into and consummate its obligations under this Agreement.

                  3.3 Capitalization. Schedule 3.3 sets forth the authorized, issued and outstanding capital stock of each Subsidiary. Other than obligations to settle Intercompany Indebtedness prior to Closing, there shall be no change in the outstanding capital stock of each Subsidiary. The Subsidiary Shares constitute the only shares of capital stock of the Subsidiaries issued and outstanding. All of the Subsidiary Shares are duly authorized, validly issued, fully paid and nonassessable and are owned, directly or indirectly (as shown on Schedule 3.3), by the

Sellers free and clear of all Liens, other than the security interest in the Subsidiary Shares pursuant to the Credit Agreement. Other than pursuant to this Agreement, and except as disclosed in Schedule 3.3, there are no outstanding options, subscriptions, warrants, calls, commitments or other rights obligating any Subsidiary to issue or sell any Subsidiary Shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock. Other than as set forth on Schedule 3.3, none of the Subsidiaries owns shares or other equity interests in any other entity.

                  3.4 Financial Statements, Absence of Certain Changes. (a)
Schedule 3.4 contains the (i) audited, combined balance sheets with respect to the Business (except for Screen and Music) at September 30, 1998 and September 30, 1999, and the related statements of income and cash flows for the years ended September 30, 1997, September 30, 1998 and September 30, 1999 (including the notes contained therein or annexed thereto), which balance sheets, statements of income and cash flows have been reported on, and are accompanied by, the signed unqualified opinion of Ernst & Young, independent auditors for the Sellers for such years, (ii) the unaudited balance sheet at September 30, 1999 and the income statement for the year then ended for Screen and Music,
(iii) the unaudited, combined balance sheet with respect to the Business (except for Screen and Music) at December 31, 1999, (iv) the unaudited balance sheet at December 31, 1999 for Screen and Music and (v) the unaudited pro forma combined balance sheet at December 31, 1999, after giving effect to the Excluded Assets and the Excluded Liabilities, based on Sellers' best faith estimate thereof (collectively, the financial statements described in clauses (i) through (v) shall hereafter be referred to as the "Business Financial Statements").

                           (b) Except as noted in the Business Financial
Statements or as otherwise set forth in Schedule 3.4, the Business Financial Statements (i) were prepared in accordance with GAAP applied on a basis consistent with Parent's internal accounting practices throughout the periods involved, except that unaudited financial statements do not contain footnotes required by GAAP, and (ii) fairly present, in all material respects, the combined financial position of the Business (excluding Screen and Music and the Excluded Offices) as at the dates thereof and for the periods indicated, subject in the case of unaudited financial statements to normal year-end adjustments.

                           (c) There are no material liabilities or obligations
of the Business (whether accrued, absolute, contingent or otherwise) except for liabilities and obligations (i) reflected on or adequately reserved for on the Business Financial Statements in accordance with GAAP (except that the unaudited financial statements (x) do not contain footnotes required by GAAP and (y) are subject to normal year-end adjustments), (ii) as set forth in Schedule 3.4(c) or in any other Schedule to this Agreement or (iii) for liabilities and obligations incurred in the ordinary course of business.

                           (d) Except as set forth in Schedule 3.4(d), since
December 31, 1999, the Sellers have conducted the Business only in the ordinary course, and, since such date, (i) the Sellers (x) have not incurred any material obligation or liability, or entered into any material transaction relating to the Business, except in the ordinary course of business, and (y) have continued to pay creditors in the ordinary course of business and (ii) there have not been any events, changes or developments that would reasonably be expected to have a Material Adverse Effect.

                           (e) All liabilities and obligations for claims
incurred by Employees pursuant to the Seller Welfare Plans have been appropriately reflected on the Business Financial Statements or the Closing Balance Sheet in accordance with GAAP.

                  3.5 No Conflict; Consents. Except as disclosed in Schedule 3.5, neither the execution and delivery by Sellers of this Agreement or the Seller Ancillary Agreements, nor the consummation or performance by Sellers of the transactions contemplated hereby and thereby will: (a) conflict with or violate any Law or Order to which either Seller or any Subsidiary is bound, except as would not reasonably be expected to adversely affect the validity or enforceability of the transactions contemplated by this Agreement or to have a Material Adverse Effect, (b) conflict with or violate the certificate of incorporation or by-laws of either Seller or any Subsidiary, (c) require any material consent, approval or authorization of, or registration, declaration or filing with, any Governmental Authority on the part of either Seller or any Subsidiary, except to comply with the provisions of the HSR Act; or (d) (i) conflict with or violate, (ii) require either Seller or any Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iii) result in the creation or imposition of any Lien (except for Permitted Liens) upon either Seller or any Subsidiary or any of their respective Assets under, any Contract, except as would not materially adversely affect the Assets being purchased by Buyer.

                  3.6 Title to Properties. Each Seller has, and is transferring to the Buyer, good and valid title to all of the Assets which it owns (except for Assets sold, consumed or otherwise disposed of by such Seller in the ordinary course of business since the date of the most recent Business Financial Statements, and except where the failure to have such good and valid title would not materially adversely affect the Assets being purchased by Buyer, and such Assets are owned free and clear of all Liens, except for (a) Liens listed in
Schedule 3.6 and (b) Permitted Liens. Each Subsidiary has good and valid title to all of the assets which it owns (except for assets sold, consumed or otherwise disposed of by such Subsidiary in the ordinary course of business since the date of the most recent Business Financial Statements, and except where the failure to have such good and valid title would not materially adversely affect the Assets being purchased by Buyer, and such assets are owned free and clear of all Liens, except for (a) Liens listed in Schedule 3.6 and (b) Permitted Liens.

                  3.7 Leased Property. Schedule 3.7 contains a complete and correct list of (i) all real property leases ("Real Property Leases") and (ii) personal property leases which require annual payments in excess of $100,000 ("Personal Property Leases"), and any and all amendments thereto which relate to the Business and to which either Seller is a party. Except as disclosed in
Schedule 3.7, and except as would not materially adversely affect the Assets being purchased by Buyer, (i) each Personal Property Lease is in full force and effect and, to the Knowledge of the Sellers, is enforceable against the Person party thereto in accordance with its terms, (ii) no notices of default or notices of termination have been issued with respect to any Personal Property Lease which has not been withdrawn or canceled and (iii) to the Knowledge of

Sellers, no other party is in default under any Personal Property Lease. Except as disclosed in Schedule 3.7, (i) each Real Property Lease is in full force and effect, in all material respects, and, to the Knowledge of the Sellers is enforceable against the Person party thereto in accordance with its terms, (ii) no notices of default or notices of termination have been issued with respect to any Real Property Lease which has not been withdrawn or cancelled and (iii) to the knowledge of Sellers, no other party is in default under any Real Property Lease.

                  3.8 Condition of Property. Except as would not have a Material Adverse Effect, the items of tangible personal property owned or leased by the Sellers or any Subsidiary and included in the Assets are (a) in good working order, reasonable wear and tear excepted and (b) reasonably suitable for the uses for which they are intended.

                  3.9 Insurance. Schedule 3.9 contains a list of all insurance maintained by or on behalf of the Sellers or any Subsidiary with respect to the Assets and relating to the Business. Except as would not have a Material Adverse Effect, all such insurance policies maintained by or on behalf of the Sellers or any Subsidiary are in full force and effect, all material premiums with respect thereto have been paid, and no written notice of cancellation or termination has been received with respect to any such policy.

                  3.10 Contracts. Schedule 3.10 sets forth a list, as of the date hereof, of each material written Contract (and each material oral Contract as to which Seller has Knowledge) ("Material Contract") (other than (i) any purchase or sale orders arising in the ordinary course of business, (ii) any Contract (other than client Contracts) involving aggregate payments of less than $200,000, (iii) client Contracts involving aggregate payments of less than $300,000 and (iv) any Contract listed in any other Schedule). Except as set forth in Schedule 3.10, each Material Contract set forth in Schedule 3.10 is a valid and binding agreement of the Seller which is a party thereto and, to the Knowledge of Sellers, is in full force and effect, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Except as set forth in Schedule 3.10, Sellers have no Knowledge of any default by either Seller under any Material Contract, which default has not been cured or waived and which default would reasonably be expected to have a Material Adverse Effect.

                  3.11 Legal Proceedings; Orders. Schedule 3.11 lists all Legal Proceedings pending, threatened in writing, or, to the Seller's Knowledge, verbally threatened, against or affecting either of the Sellers or any Subsidiary which, if adversely determined, would materially adversely affect the Assets being purchased by Buyer. Except as disclosed in Schedule 3.10, neither Sellers nor any Subsidiary is subject to any Order (including, without limitation, any Order under appeal or any other type of review) the violation of which would reasonably be expected to have a Material Adverse Effect.

                  3.12 Environmental Laws. Except as set forth in Schedule 3.12, with respect to the Assets, (i) each Seller is, and to the Knowledge of the Sellers, the Subsidiaries are, in material compliance with all applicable Environmental Laws, (ii) the Sellers have not, and to the

Knowledge of the Sellers, none of the Subsidiaries have, received any written request for information, or have been notified in writing that it is a potentially responsible party, under CERCLA or any similar state or foreign Law, with respect to any on-site or offsite location for which liability is currently being asserted and (iii) neither Sellers nor any Subsidiary is subject to any pending Legal Proceedings or Legal Proceedings threatened in writing relating to any Environmental Law.

                  3.13 Intellectual Property. Schedule 3.13 sets forth a list of all Intellectual Property owned or licensed by Sellers or any Subsidiary which are material to the operation of the Business. Except as set forth in Schedule 3.13, Sellers and the Subsidiaries own or possess licenses or other rights to use all Intellectual Property as is necessary to conduct the Business as presently conducted in all material respects, and neither Sellers nor any Subsidiary has any Knowledge of any conflict with the proprietary intellectual property rights relating to the Business or any Knowledge of any conflict by Sellers or any Subsidiary with the rights of others therein. To the Company's Knowledge, all copies of software being used in connection with the Business are being used pursuant to valid licenses.

                  3.14 Labor Relations. Schedule 3.14 sets forth a list, as of the date hereof, of all written agreements with Employees that individually provide for annual compensation in excess of $150,000. Except as set forth in
Schedule 3.14, neither Sellers nor any Subsidiary is a party to any collective bargaining agreement with respect to the Business. Except as set forth in
Schedule 3.14, no work stoppage, strike or labor dispute against the Sellers or any Subsidiary is pending or, to Sellers' Knowledge threatened. Neither Sellers nor any Subsidiary has received written notice of any unfair labor practice and, to Sellers' Knowledge, no such complaints are pending before the National Labor Relations Board or other similar governmental authority.

                  3.15 Employee Benefit Plans.

                           (a) Employee Benefit Plans. Schedule 3.15 sets forth
a true and correct list of all Employee Benefit Plans.

                           (b) Employee Benefit Plan Exceptions. Each Employee
Benefit Plan has been administered in accordance with the documents and instruments governing such plan, and with applicable requirements of ERISA, the Code and other Applicable Law, except as would not reasonably be expected to result in a Material Adverse Effect.

                           (c) Funding. All contributions required by applicable
Law or an Employee Benefit Plan to be made on or prior to the date hereof by Sellers or a Subsidiary to an Employee Benefit Plan have been made within the time prescribed by the applicable Law or Employee Benefit Plan.

                           (d) Records. Sellers have provided or caused to be
provided to Buyer copies of each Employee Benefit Plan and any amendments thereto and any related trust agreement, and if applicable: (i) the most recent actuarial valuation report, (ii) the last filed Form 5500 or 5500-C, (iii) the summary plan description currently in effect for each Employee Benefit Plan and all material modifications thereto, (iv) the last financial statements for each Employee

Benefit Plan and its related trust, if any, and (v) the most recent determination letter issued with respect to each Employee Benefit Plan.

                           (e) No Audit, Etc. No Employee Benefit Plan is under
audit or is the subject of an investigation by the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state governmental agency, nor to the Knowledge of the Sellers, is any such audit or investigation pending or threatened.

                           (f) No Acceleration, Etc. Except as disclosed in
Schedule 3.15(f), the consummation of the transactions contemplated hereby, either alone or in combination with another event, will not (i) entitle any Employee or former Employee to any payment, (ii) increase the amount of compensation due to any such Employee, (iii) accelerate the time of vesting of any compensation, equity incentive or other benefit, (iv) result in any "parachute payment" under Section 280G of the Code, whether or not such payment is considered to be reasonable compensation for services rendered, or (v) result in the forfeiture of any bonus, equity incentive or other benefit otherwise payable to any Employee or former Employee.

                  3.16 Taxes. Sellers and/or the Subsidiaries have paid all Taxes in respect of periods ending on or prior to the date hereof to the extent the failure to pay any such Tax could result in the imposition of a Lien on any Asset or the imposition of any other liability on Buyer. All unpaid Taxes payable in respect of the Business have been accrued or reserved for on the Business Financial Statements as at the dates thereof in accordance with GAAP, regardless of whether payment of such taxes was due or payable as of such dates. None of the Subsidiaries is a party to any agreement or understanding in respect of allocation or sharing of liability for Taxes other than with another Subsidiary.

                  3.17 Brokers. Except for the fees payable to Salomon Smith Barney Inc., which are the responsibility of the Sellers, neither Sellers nor any Subsidiary has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

                  3.18 Compliance with Laws and Orders. Except as set forth in
Schedule 3.18, the operations of the Sellers and the Subsidiaries relating to the Business are in material compliance with all applicable Laws and Orders.

                  3.19 Opinion of Financial Advisor. The Board of Directors of Parent has received an opinion, dated the date of this Agreement, of Salomon Smith Barney Inc. to the effect that the Purchase Price is fair, from a financial point of view, to the Parent (the "Financial Advisor Letter").

                  3.20 Sale of Assets. Sellers have actively marketed the Assets and concluded that (i) as of the date hereof, the transactions contemplated by this Agreement are in the best interests of the Company and (ii) the Purchase Price to be paid by Buyer for the Assets represents fair consideration.

                  3.21 Disclosure Schedule. On or prior to the date hereof, the Sellers have delivered to Buyer a schedule (as the same may be amended or supplemented pursuant to this Section 3.21, the "Disclosure Schedule") setting forth, among other things, items of disclosure relating to any or all of the representations and warranties of the Sellers. Either Seller shall, Two Business Days prior to Closing, by notice in accordance with this Agreement, amend or supplement any Section of the Disclosure Schedule to include any matters (x) which, if existing or occurring before or at the date of this Agreement, would have caused any representation or warranty of Sellers to be untrue or incorrect if not set forth or described in the Disclosure Schedule, and (y) hereafter arising prior to the Closing which, if existing or occurring before or at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule, it being hereby agreed and understood that any such amendment or supplement to any Section of the Disclosure Schedule shall not operate to cure any prior breach by Sellers, of any representation or warranty to which such amended or supplemented schedule relates. In no event shall Sellers have any liability by virtue of its failure to disclose in response to any Section of this Agreement information which is disclosed herein in reasonable detail in response to another Section of this Agreement.

                  3.22 Standard. No representation or warranty of Sellers contained in Article III hereof shall be deemed untrue or incorrect, and Sellers shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any Section of Article III, has had or would have a Material Adverse Effect.

                  3.23 Disclaimer. SELLERS HAVE NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE TO BUYER ANY REPRESENTATION OR WARRANTY OTHER THAN THOSE EXPRESSLY MADE BY SELLERS IN SECTIONS 3.1 THROUGH 3.22. IN ANY EVENT, EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS ARTICLE 3, SELLERS MAKE NO REPRESENTATION OR WARRANTY TO BUYER (A) AS TO MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR QUALITY, WITH RESPECT TO ANY OF THE ASSETS TRANSFERRED OR WHICH MAY BE DEEMED TO BE TRANSFERRED UPON TRANSFER OF THE SUBSIDIARY SHARES, OR AS TO THE CONDITION OR WORKMANSHIP THEREOF OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT (OR ANY OTHER REPRESENTATION OR WARRANTY REFERRED TO IN SECTION 2-312 OF THE UNIFORM COMMERCIAL CODE OF ANY APPLICABLE JURISDICTION), (B) WITH RESPECT TO ANY PROJECTIONS, ESTIMATES OR BUDGETS DELIVERED TO OR MADE AVAILABLE TO BUYER, OR (C) WITH RESPECT TO ANY OTHER INFORMATION OR DOCUMENTS MADE AVAILABLE TO BUYER EXCEPT, IN THE CASE OF THIS CLAUSE (C) ONLY, AS EXPRESSLY COVERED BY A REPRESENTATION OR WARRANTY CONTAINED IN SECTIONS 3.1 THROUGH 3.22.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby represents and warrants to each Seller as follows:

                  4.1 Incorporation and Qualification; Corporate Authority. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to execute, deliver and perform (i) this Agreement and (ii) the Bill of Sale and Assumption Agreement and the other documents described in Section 8.5 hereto (collectively, the "Buyer Ancillary Agreements"), and to consummate the transactions contemplated hereby and thereby. Buyer is duly qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its assets and properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, as the case may be, would not have a material adverse effect on its ability to fulfill its obligations under this Agreement and the transactions contemplated hereby.

                  4.2 Authorizations; Execution and Validity. The execution and delivery of this Agreement and the Buyer Ancillary Agreements by Buyer, the performance of this Agreement and the Buyer Ancillary Agreements by Buyer, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and the Buyer Ancillary Agreements have been duly and validly executed and delivered by Buyer and constitute valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time affecting generally the enforcement of creditors' rights and remedies; and (ii) general principles of equity, including, without limitation, principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

                  4.3 No Conflicts; Consents. The execution and delivery by Buyer of this Agreement and the Buyer Ancillary Agreements and the consummation or performance by Buyer of the transactions contemplated by this Agreement and the Buyer Ancillary Agreements will not: (a) conflict with or violate any Law or Order applicable to Buyer or by which Buyer is bound, (b) conflict with or violate the certificate of incorporation or by-laws (or other comparable corporate charter document) of Buyer, (c) require any consent, approval or authorization of, or registration, declaration or filing with, any Governmental Authority on the part of Buyer, except to comply with the provisions of the HSR Act, or (d) (i) conflict with or violate, (ii) require Buyer to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iii) result in the creation or imposition of any Lien upon Buyer or any of its assets or properties under, any contract to which Buyer is a party or by which any of its assets and properties are bound.

                  4.4 Legal Proceedings. There are no Legal Proceedings pending against Buyer or, to the Knowledge of Buyer, threatened, that question the validity of this Agreement or any action taken or to be taken by Buyer in connection with, or which seeks to enjoin or obtain monetary damages in respect of, the consummation of the transactions contemplated by this Agreement.

                  4.5 Purchase of Subsidiary Shares for Investment. Buyer (a) is an informed sophisticated entity with sufficient knowledge and experience in investing so as to be able to evaluate the risks and merits of its purchase of the Subsidiary Shares, (b) is financially able to bear the risks of purchasing the Subsidiary Shares, (c) has had an opportunity to discuss the business, management and financial affairs of the Subsidiaries with such Subsidiaries' management, (d) is acquiring the Subsidiary Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof and (e) understands that (i) such securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) such securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

                  4.6 Financing. Buyer has sufficient funds with which to consummate the transactions contemplated hereby. The lack of availability of any funds to Buyer at Closing shall not excuse Buyer in any respect from its obligations to close the transactions contemplated hereby.

                  4.7 Brokers. Buyer has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.


                                    ARTICLE V

                              COVENANTS OF SELLERS

                  From and after the date hereof and until the Closing (except with respect to Sections 5.3 and 5.7, which shall survive the Closing), the Sellers hereby covenant and agree that:

                  5.1 Access. Sellers shall, and shall cause the Subsidiaries to
(a) provide Buyer and its officers, employees, and Buyer's counsel, accountants, financial advisors, consultants and other representatives (collectively, the "Representatives") with reasonable access, upon reasonable prior notice and during normal business hours, to the officers, employees, agents and accountants of Sellers and the Subsidiaries and their respective Books and Records relating to the Business (including, without limitation, reports regarding receipt and aging of accounts receivable and payment and aging of accounts payable), but only to the extent that such access does not unreasonably interfere with the business and operations of the Sellers or any Subsidiary, and (b) furnish Buyer and its Representatives with all such information and data concerning the Business as Buyer or any of such Representatives reasonably may request in connection with such investigation, except to the extent that furnishing any such information or data would violate any Law or Order applicable to Sellers or any Subsidiary (in which event Sellers will use reasonable efforts to afford Buyer access to such information or data). All access and information is subject to the terms and conditions of the confidentiality agreement, dated July 28, 1999 between Buyer and Parent (the "Confidentiality Agreement").

                  5.2 Conduct of Business. Sellers shall, and shall cause the Subsidiaries to (unless Buyer shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed) or except as otherwise specifically contemplated by this Agreement):

                           (a) operate the Business, including payment of
ongoing obligations, and collection of accounts receivable, only in the usual, regular and ordinary manner consistent with past practice, and use its commercially reasonable efforts to preserve its present business, organization and goodwill;

                           (b) (i) maintain the Assets in their current
condition, normal wear and tear excepted, (ii) not dispose of any Assets other than in the ordinary course and (iii) maintain insurance upon all of such Assets in such amounts and of such kinds comparable to that in effect on the date hereof on such properties and with respect to such operation;

                           (c) maintain its Books and Records in the usual,
regular and ordinary manner, on a basis consistent with prior years, and comply with all material contractual and other obligations;

                           (d) not enter, or allow any Subsidiary to enter, into
any sale, acquisition, merger or consolidation with any Person that prohibits the consummation of the transactions contemplated by this Agreement.

                           (e) not allow any Subsidiary to incur or agree to
incur any obligations to issue any securities nor issue, sell or dispose of any of its securities;

                           (f) comply in all material respects with all
applicable Laws to which it is subject; and

                           (g) not agree to take any action or actions
prohibited by any of the foregoing clauses (a) through (f).

                  5.3 Further Assurances. Sellers shall, and shall cause the Subsidiaries to, execute and deliver such instruments and take such other actions as may reasonably be required to (a) carry out the intent of this Agreement and the Seller Ancillary Agreements and (b) consummate the transactions contemplated hereby and thereby, including, without limitation, using reasonable efforts to assist Buyer in obtaining any consent or approval to any instrument which is required to transfer, assign or otherwise convey such instrument and which was not received as of the Closing, and Sellers will cooperate with Buyer to provide that Buyer shall receive the interest of the Sellers in the benefits under any such instrument; provided, that Buyer shall undertake to pay or satisfy the corresponding liabilities and obligations for the enjoyment of such benefit to the extent Buyer would have been responsible therefor hereunder if such consent or approval had been obtained.

                  5.4 HSR Act Compliance. Promptly after the execution of this Agreement, but in no event later than 10 Business Days following the execution and delivery thereof, Sellers shall file any notification required to be filed under the HSR Act to consummate the transactions contemplated hereby, and shall request early termination of the waiting period thereunder. Sellers shall use commercially reasonable efforts to comply as promptly as practicable with any request made pursuant to the HSR Act for additional information. Sellers shall coordinate and cooperate with Buyer in exchanging such information and supplying such reasonable assistance as may be reasonably requested by Buyer in connection with the foregoing.

                  5.5 No Breach of Representations and Warranties. Sellers will not take any action, and will use its commercially reasonable efforts not to permit any event to occur, which would result in any of the representations and warranties of Sellers contained in this Agreement not being true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

                  5.6 No Solicitation. From and after the date hereof, Sellers and their respective officers, directors, employees, attorneys, financial advisors, agents or other representatives or those of any Subsidiary will not directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing information) any Acquisition Proposal (as hereinafter defined) from any third party, or engage in or continue discussions or negotiations relating thereto; provided, however, that either Seller may, directly or indirectly, furnish information and access and may engage in discussions and negotiations with any third party which makes an Acquisition Proposal if the Board of Directors of Parent concludes in good faith after consultation with independent legal counsel that the failure to take such action would present a reasonable possibility of violating the Board's fiduciary obligations to Parent or to Parent's stockholders under applicable law. Sellers will promptly notify Buyer of the receipt of any Acquisition Proposal, including the material terms and conditions thereof and the identity of the person or group making such Acquisition Proposal, and will promptly notify Buyer of any determination by Parent's Board of Directors that a Superior Proposal (as hereinafter defined) has been made. "Acquisition Proposal" shall mean any bona fide unsolicited offer, proposal or other indication of interest regarding any of the following (other than this Agreement): (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction whereby the Sellers would be precluded from consummating the sale of the Business or any Subsidiary contemplated hereby; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of more than 25% of all of the Assets in a single transaction or series of related transactions; or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. The term "Superior Proposal" shall mean a bona fide unsolicited Acquisition Proposal made by a third party on terms that a majority of the members of the Board of Directors of Parent determines in their good faith reasonable judgment (after consultation with an independent financial advisor) may be more favorable to Parent, to its stockholders or to Caribiner than the transactions contemplated hereby.

                  5.7      Caribiner Name.

                           (a) Sellers shall grant to the Buyer, effective the
Closing Date, an exclusive, perpetual, royalty-free quitclaim (subject to the representations and warranties of Sellers in this Agreement) license to use the "Caribiner" name or any variant or derivative thereof (the "License").

                           (b) Parent shall at its next regularly scheduled
stockholders' meeting (or at a special meeting of stockholders, if such special meeting otherwise occurs earlier than the regularly scheduled meeting), include in its proxy statement a proposal to change the name of Parent. If such proposal is thereafter approved by the requisite number of shares of Parent's stockholders, then Parent shall prepare and file all necessary documents and take such other actions as reasonably may be required to transfer and assign full right and title in and to the name "Caribiner" to Buyer; provided, that if such proposal is not approved, Parent shall include such proposal in its proxy statement at the next regularly scheduled stockholders' meeting.

                           (c) After the Closing, Sellers shall (i) promptly
take all necessary action to change the name of any subsidiary of Parent that uses the term "Caribiner" in its name and (ii) to the extent that any subsidiary of Parent uses the term "Caribiner" as a trade name or d/b/a, cease the use of such trade name or d/b/a; provided, however, that such use shall be permitted for a period of 120 days after the name changes referred to in (i) above are effected; provided further, that Sellers may continue to use the Caribiner name or variants or derivatives thereof in connection with the performance and completion of any Detroit Project. Nothing in this Agreement shall prevent Sellers from using "Caribiner" or variants or derivatives thereof for historical statements or applications.

                  5.8 Payment of Intercompany Indebtedness. At or prior to the Closing, all Intercompany Indebtedness shall be paid in full or otherwise satisfied.

                  5.9      Group Relief.

                  (a) Parent agrees it shall procure that neither it nor any of its affiliates shall unilaterally revoke any claim for or surrender of Group Relief which has been made prior to the date of this Agreement in relation to any Subsidiary.

                  (b) If and to the extent that Parent from time to time so requests in writing, Buyer shall procure that the relevant Subsidiary specified in the request, surrenders for no consideration, any Available Losses or Tax Refunds (to the extent such Available Losses or Tax Refunds have not been taken into account in the preparation of the combined balance sheet of the Business prepared in accordance with Article 2.9(a) with the effect that a provision in respect of United Kingdom corporation tax which would otherwise have been made is reduced) in respect of any accounting period commencing before Closing in such amount and to such persons as shall be specified in the request and Buyer shall procure that the Subsidiary gives all consents, makes all returns or claims and takes all other action as may be necessary for the purpose. Parent may cancel, amend or replace any request.

                  (c) Parent shall be entitled to require that Buyer shall and shall procure that any relevant Subsidiary co-operates and takes all reasonably necessary steps to claim or utilize any Available Losses by way of Group Relief or Tax Refunds which are available from another Subsidiary (except to the extent such Available Losses or Tax Refunds were taken into account in the preparation of the combined balance sheet of the Business prepared in accordance with
Article 2.9(a) with the effect that a provision in respect of United Kingdom corporation tax for that Subsidiary would otherwise have been made or increased) or any affiliate of the Parent for accounting periods commencing before Closing as can lawfully be made. If and to the extent (x) a payment has been made to Buyer out of the Escrow Account pursuant to Article 2.9(c) above and (y) the combined balance sheet of the Business prepared in accordance with Article 2.9(a) above included a provision in respect of United Kingdom corporation tax in respect of any of the Subsidiaries, Buyer shall or shall procure that payment is made forthwith to Parent (or to such other person as Parent may direct) for such Available Losses or Tax Refund equal to (i) in respect of any Available Losses, the full rate of United Kingdom corporation tax applicable for the relevant accounting period (such rate to be time weighted to the extent more than one rate of corporation tax applies for the relevant accounting period) multiplied by the Available Losses and (ii) in respect of a Tax Refund, the amount of the Tax Refund.

                  5.10     Tax administration

                  (a) Buyer shall procure that the Subsidiaries shall keep all documents, books and records (in their possession or control at Closing) relevant to their Tax affairs for any period up to Closing or matter arising before Closing for as long as may be required by law or for such longer period as Parent may reasonably request.

                  (b) Buyer shall, and shall procure that the Subsidiaries shall
(x) give Parent promptly on request such access to documents, books and records of the Subsidiaries as Parent shall reasonably require and (y) provide copies of such documents, books and records for the purposes of any matter relating to the Tax affairs of Parent or its affiliates.

                  (c) Buyer shall, and shall procure that Subsidiaries shall, consult with Parent in relation to the preparation and submission to the United Kingdom Inland Revenue of the Tax returns, computations, elections, consents, claims, disclaimers and notices of the Subsidiaries and amendments thereto (the "U.K. Returns") for (or in respect of matters occurring in) the accounting period (or periods) of the Subsidiaries in which Closing takes place and provide copies of the same to Parent for this purpose in draft form as soon as reasonably practicable and in any event, in the case of the Tax computations for such period or periods, at least 45 days before the due date for payment (without interest or penalties) of the Tax to which the computations relate and, in any other case, at least 30 days before the due date for submission of such U.K. Returns to the Inland Revenue. Buyer shall use all reasonable endeavours to ensure that the draft U.K. Returns made available to the Parent in accordance with this Article contain the best estimates and information available. Buyer shall, and shall procure that Subsidiaries shall, incorporate into such U.K. Returns the reasonable written representations, suggestions, amendments, deletions and additions made or suggested by Parent (or its agents).

                  (d) Parent (or its agents) shall, prepare and submit all U.K. Returns for accounting periods ended before Closing. Buyer shall procure that Subsidiaries shall co-operate and do all necessary things reasonable to assist in the same and shall promptly sign and submit the same to the Parent for submission to the Inland Revenue. Parent shall consult Buyer (or its agents) concerning the U.K. Returns before submission of the same to the extent that matters therein could materially affect the Tax affairs of Buyer or Subsidiaries after Closing and shall take into account and incorporate any reasonable comments of Buyer in relation thereto. For purposes of Sections 5.9 and 5.10, an accounting period shall be deemed to end at Closing even if it does not actually do so.

                  5.11 Contribution of assets to Newco. Sellers shall contribute to Newco all of Caribiner's tangible assets related to the Business (other than any Excluded Assets) and shall receive the Newco Stock as consideration therefor.

                                   ARTICLE VI

                               COVENANTS OF BUYER

                  From and after the date hereof and until the Closing (except with respect to Sections 6.1 and 6.3, 6.11, 6.12 and 6.13, which shall survive the Closing), Buyer hereby covenants and agrees that:

                  6.1 Confidentiality Covenant. The Confidentiality Agreement is hereby confirmed and acknowledged as a continuing obligation of Buyer.

                  6.2 No Breach of Representations and Warranties. Buyer will not take any action, and will use its best efforts not to permit any event to occur, which would result in any of the representations and warranties of Buyer contained in this Agreement not being true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

                  6.3 Preservation of Books and Records. With respect to the Books and Records relating to the Business relating to matters on or prior to the Closing Date: (a) commencing with the Closing Date, for a period of seven years after the Closing Date, Buyer shall not cause or permit their destruction or disposal without first offering to surrender them to Sellers or any Person designated by Sellers, and (b) where Sellers shall determine that any Books and Records are reasonably necessary for the conduct of its remaining business, or there is any other legitimate purpose, including, without limitation, an audit by the IRS or any other taxing authority, Buyer shall allow Sellers and their representatives or agents, during regular business hours, access to such Books and Records and the ability to inspect and copy same or (if required) obtain the originals thereof.

                  6.4 HSR Act Compliance. Promptly after the execution of this Agreement, but in no event later than 10 Business Days following the execution and delivery of this Agreement, Buyer shall file any notification required to be filed under the HSR Act to consummate the transactions contemplated hereby, and shall request early termination of the waiting period thereunder. Buyer shall use commercially reasonable efforts to comply as promptly as practicable with any request made pursuant to the HSR Act for additional information. Buyer shall coordinate and cooperate with Sellers in exchanging such information and supplying such reasonable assistance as may be reasonably requested by Sellers in connection with the foregoing.

                  6.5 Further Assurances. Buyer agrees to execute and deliver such instruments and take such other actions as may reasonably be required to
(a) carry out the intent of this Agreement and the Buyer Ancillary Agreements
(b) consummate the transactions contemplated hereby.

                  6.6 Return of Information. In the event of termination of this Agreement, Buyer will return or cause to be returned to Sellers and the Subsidiaries all documents and other materials obtained from, or on behalf of, the Sellers in connection with the transactions contemplated hereby and will keep confidential any such information, all in accordance with the provisions of the Confidentiality Agreement.

                  6.7 Employee and Employee Benefit Matters.

                           (a) Employment Status. Buyer agrees to employ the
Employees as of the Closing.

                           (b) Seller Welfare Benefit Plans.

                                    (i) Except as may be provided in the
         Transition Services Agreement (as defined below), as of the Closing Date, (i) all Employees and their dependents that participate in any "employee welfare benefit plan" (as defined by Section 3(1) of ERISA) that is maintained by Sellers (collectively the "Seller Welfare Plans") shall cease to do so and (ii) Buyer shall take such actions as are necessary so that such Employees and dependents shall commence participation in any "employee welfare benefit plan" (as defined by Section 3(1) of ERISA) maintained by Buyer for individuals employed by Buyer immediately prior to the Closing Date (the "Buyer Welfare Plans").

                                    (ii) Buyer shall pay or shall reimburse
         Sellers for claims incurred by Employees pursuant to the Seller Welfare Plans, provided that any liability for such claims has been reflected on the Business Financial Statements or the Closing Balance Sheet.

                                    (iii) The Buyer Welfare Plans which provide
         medical, health and dental care benefits to Employees (the "Buyer Medical Plans"), shall waive any coverage waiting period, pre-existing condition and actively-at-work requirements, and shall provide that any expenses incurred before the Closing Date by an Employee (and his or her dependents) during the calendar year of the Closing shall be taken into account for purposes of satisfying the applicable deductible, coinsurance and maximum out-of-pocket provisions, and applicable annual and/or lifetime maximum benefit limitation of the Buyer Medical Plans.

                                    (iv) The Buyer Welfare Plans shall be liable
         for the payment of claims of Employees and their eligible dependents for expenses incurred under the Buyer Welfare Plans on or after the Closing Date, notwithstanding the fact that any such expense may be related to another expense which was paid or is eligible for payment under the terms of any of the Seller Welfare Plans or was related to any treatment for any condition diagnosed or existing prior to the Closing Date.

                  6.8 Workers Adjustment and Retraining Notification Act. Buyer shall defend, indemnify and hold Sellers harmless from and against any claims or liabilities in connection with the Workers Adjustment and Retraining Notification Act (29 U.S.C. Sections 2101, et seq.) ("WARN Act") or any comparable state law resulting from decisions made, or actions taken, by Buyer after the Closing Date.

                  6.9 Transfer of Guarantees. Buyer shall use its reasonable best efforts to release Sellers from all guarantees and letters of credit of Sellers guaranteeing or securing the obligations of the Business or the Subsidiaries, or any of the Subsidiaries' respective subsidiaries, that either Seller may have executed and delivered in connection with the Business, which guarantees are listed in Schedule 2.4(iii) hereto, and shall indemnify Sellers to the extent that (i) Sellers or their subsidiaries are not released from any such guarantee or letters of credit and (ii) Buyer receives a valid assignment of the underlying lease or contract or receives the benefit thereof as contemplated by Section 5.3 hereof. Sellers shall use reasonable efforts to assist Buyer in obtaining such releases.

                  6.10 Group Relief. Buyer shall not, and it shall procure that its affiliates and the Subsidiaries shall not, unilaterally revoke any claim for or surrender of group relief (as defined in section 402 of the United Kingdom Income and Corporation Taxes Act 1988) which has been made prior to the date of this Agreement in relation to a Subsidiary.

                  6.11 Agreements. Sellers shall enter into with Buyer at the Closing a transition services agreement ("Transition Services Agreement") having a term of 90 days after the Closing which shall address agreed-upon services between the parties.

                  6.12 Preferred Provider. From and after the Closing, Buyer shall (a) view Sellers as the preferred provider of staging services that Buyer requires in connection with the Business, (b) give periodic notification to its employees who are responsible for soliciting bids from potential providers of staging services that Sellers are the preferred provider of staging services and
(c) use its reasonable best efforts to include Sellers in any bid, request for proposed or initial negotiations with respect to the provision of such staging services. Notwithstanding the foregoing, Buyer shall not be obligated to use Sellers for the provision of the staging services.

                  6.13 Non-solicitation. From the date hereof, Buyer shall not, directly or indirectly, hire or solicit any employee employed by Sellers in the Detroit Office until the Detroit Projects are completed.

                  6.14 Employment. Buyer shall not employ any employees of Sellers prior to the Closing.

                  6.15 Litigation. From and after Closing, in connection with any litigation relating to Section 2.4(ix) of this Agreement, upon receipt of notice of commencement of any action or the assertion in writing on any claim by a third party, the party receiving such notice shall give prompt written notice thereof to the other party, together with a copy of such claim, process or other legal pleading, and Sellers shall have the right to undertake the defense thereof by representatives of its own choosing. In connection with the defense of any such litigation, Buyer shall cooperate with all reasonable requests of the Sellers. Sellers shall not compromise or settle any claim relating to
Section 2.4(ix) without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

                                   ARTICLE VII

                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

                  The obligation of Buyer to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction of the following conditions at or prior to the Closing (all or any of which may be waived in whole or in part by Buyer in its sole discretion):

                  7.1 Accuracy of Representations and Warranties. Each of the representations and warranties of Sellers contained in this Agreement shall be true and correct, in all material respects, in each case at and as of the Closing Date as if made at and as of the Closing Date (except for the representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate, in all material respects, as of such date or with respect to such period). Notwithstanding anything contained herein to the contrary, in making the determination required by the preceding sentence, deviations which result solely from actions or inactions expressly requested or consented to by Buyer in writing shall not be considered.

                  7.2 Performance of Covenants. Sellers and the Subsidiaries shall have performed and complied, in all material respects, with the covenants and provisions of this Agreement, the Seller Ancillary Agreements and all other documents delivered in connection herewith required to be performed or complied with by them between the date hereof and the Closing Date.

                  7.3 Laws and Orders. No Law or Order shall be in effect on the Closing Date forbidding, enjoining or restraining the consummation of the transactions contemplated in this Agreement.

                  7.4 Hart-Scott-Rodino. All applicable waiting periods in respect of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

                  7.5 Credit Agreement. All Liens on all Assets pursuant to the Credit Agreement shall be been released and Buyer shall have received evidence reasonably satisfactory to Buyer and its counsel of same.

                  7.6 No Bankruptcy.

                           (a) None of the Sellers or the Subsidiaries shall
have commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall have consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall have made a general assignment for the benefit of creditors or shall have taken any corporate action to authorize any of the foregoing.

                           (b) No involuntary case or other proceeding shall
have been commenced against any of the Sellers or the Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and either such case or proceeding shall remain undismissed or unstayed for a period of 60 days or an order for relief shall have been entered against it under the Federal bankruptcy laws as now or hereinafter in affect.

                  7.7 No Material Adverse Change. No Material Adverse Change shall have occurred on or prior to the Closing Date.

                  7.8 Closing Documents. Sellers shall have delivered to Buyer the following documents, each in form and substance reasonably satisfactory to Buyer and its counsel:

                           (a) such deeds, bills of sale, enforcements,
assignments and other good and sufficient instruments of sale, transfer, conveyance and assignment as shall be necessary to sell, transfer, convey and assign to the Buyer, in accordance with the terms hereof, title to the Assets, free and clear of all Liens (other than Permitted Liens) including without limitation, a bill of sale, assignment and assumption agreement, substantially in the form of Exhibit B hereto (the "Bill of Sale and Assumption Agreement");

                           (b) the certificates representing the Subsidiary
Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank.

                           (c) all consents, waivers, licenses, permits,
approvals and authorizations from parties to any Contract with Sellers or any Subsidiary required in connection with the performance by each Seller of its obligations under this Agreement, which are set forth on Schedule 7.8(c) attached hereto;

                           (d) certified copies of the resolutions of the Board
of Directors of the Sellers authorizing the sale of the Assets being transferred by Sellers pursuant hereto, the execution and delivery of this Agreement, the Seller Ancillary Agreements and all other documents delivered in connection herewith by officers of the Sellers and the consummation of the transactions contemplated hereby and thereby, and a certificate of the Secretary of the Sellers certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date;

                           (e) a certificate from Sellers to the effect set
forth in Sections 7.1, 7.2 and 7.4 hereof, dated the Closing Date, signed on behalf of Sellers by duly authorized officer, thereof; and

                           (f) an executed copy of the License and Transition
Services Agreement.

                           (g) a certificate from a senior officer of the Parent
stating that the Board of Directors of Parent had received the Financial Advisor Letter.

                  7.9 Opinion of Counsel to Sellers. The Buyer shall have received the opinion of Schulte Roth & Zabel LLP, special counsel to the Sellers, dated the Closing Date, addressed to the Buyer and substantially in the form of Exhibit C hereto, and the opinion of Schulte Roth & Zabel LLP or Delaware counsel that stockholder approval is not required to consummate the transactions contemplated by this Agreement.

                  7.10 Resignations. Buyer shall have received the resignations, each dated the Closing Date, of those officers and directors of the Subsidiaries requested by Buyer.

                  7.11 Bank Consent. Sellers shall have received the consent of the lenders to the Credit Agreement to consummate the transactions contemplated by this Agreement.

                  7.12 Sublease. Sellers shall enter into a sublease agreement with Buyer with respect to the real property lease set forth on Schedule 7.12.

                  7.13 Newco Stock. Newco shall not have engaged in any activity other than the sale of the Newco Stock.

                  7.14 Overdraft Payments. CEL, its subsidiaries and Screen and Music shall have repaid to National Westminster Bank, LLC ("Natwest") all obligations arising under the banking facilities described in the advice of terms for Caribiner Group, dated July 7, 1999, issued by Natwest, as may be incurred in the ordinary course of such entities' business.

                                  ARTICLE VIII

                  CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS

                  The obligation of Sellers to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction of the following conditions at or prior to the Closing Date (all or any of which may be waived in whole or in part by Sellers in their sole discretion):

                  8.1 Accuracy of Representations and Warranties. Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct, in each case at and as of the Closing Date as if made at and as of the Closing Date, except for the representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period.

                  8.2 Performance of Covenants. Buyer shall have performed and complied, in all material respects, with the covenants and provisions in this Agreement and the Buyer Ancillary Agreements required herein to be performed or complied with by them between the date hereof and the Closing Date.

                  8.3 Laws and Orders. No Law or Order shall be in effect on the Closing Date forbidding, enjoining or restraining the consummation of the transactions contemplated hereby.

                  8.4 Hart-Scott-Rodino. All applicable waiting periods in respect of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

                  8.5 Closing Documents. Buyer shall have delivered to Sellers the following documents, each in form and substance reasonably satisfactory to Sellers and their counsel:

                           (a) certified copies of the resolutions of the Board
of Directors of Buyer authorizing the purchase of the Assets pursuant hereto, the execution and delivery of this Agreement, the Buyer Ancillary Agreements and all other documents delivered in connection herewith by officers of the Buyer and the consummation of the transactions contemplated hereby and thereby, and a certificate of the Secretary of the Buyer dated as of the Closing Date certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date;

                           (b) the Purchase Price;

                           (c) the opinion of Nicholas J. Camera, Esq., General
Counsel to Buyer dated the Closing Date, addressed to Parent, in the form of Exhibit C hereto;

                           (d) a certificate from Buyer to the effect set forth
in Section 8.1 and 8.2 hereof, dated the Closing Date, signed by a duly authorized officer thereof; and

                           (e) an executed copy of the Transition Services
Agreement.

                  8.6 Bank Consent. Sellers shall have received the consent of the lenders to the Credit Agreement to consummate the transactions contemplated by this Agreement.

                  8.7 Sublease. Buyer shall enter into a sublease agreement with Sellers with respect to the real property lease set forth on Schedule 8.7.

                                   ARTICLE IX

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

                  9.1 Survival of Representations and Warranties of the Parties. All representations and warranties made by any party hereto contained in this Agreement or in any document to be delivered in connection herewith, and the indemnification obligations of each party hereto, shall survive the Closing Date until one hundred eighty (180) days after the Closing Date; provided, that the indemnification obligations of Sellers and Newco under Section 11.10 of this Agreement shall survive for two hundred forty (240) days after the Closing Date. Provided that a party has made a claim for indemnification on or prior to the expiration of the survival period referred to in the previous sentence, then the indemnity obligations relating to such claim shall survive until the final resolution of such claim, as further provided in this Article IX.

                  9.2 Indemnification by the Sellers. The Sellers hereby jointly and severally agree to indemnify and hold Buyer harmless (subject to the terms of this Article IX) from and against any and all damages, losses, liabilities, deficiencies, costs and/or expenses (including all reasonable legal fees, expenses and other out-of-pocket costs) (collectively, "Damages") imposed upon, or incurred or suffered by Buyer, directly or indirectly, as a result of, arising from or in connection with (a) any breach of any representation or warranty made by any Seller to Buyer in this Agreement, whether or not any such Damages are in connection with any action, suit, proceeding, demand or judgment of a third party (including Governmental Authorities) and (b) any claim by any third party with respect to any liability relating to the Sellers, the Subsidiaries or the Business which is not an Assumed Liability hereunder; provided, however, that neither Buyer nor any of its affiliates shall be entitled to any indemnification to the extent that the aggregate amount of Damages exceeds $9,500,000 (other than for breaches of Section 3.1, 3.2 or 3.3 of this Agreement); and provided further, however, that Sellers shall be liable to Buyer under this Section 9.2 only if the aggregate cumulative liability of Sellers to Buyer pursuant to this Section 9.2 for all such matters is in excess of $750,000, at which point Buyer shall be entitled to receive all Damages (subject to the preceding proviso) in excess of $750,000. Notwithstanding the foregoing provisions of this Section 9.2, if any event occurs and Buyer would be entitled to indemnification under the provisions of this Section 9.2 by reason of such event but for the second proviso in the immediately preceding sentence, the notice and procedural provisions of this Article IX shall nevertheless apply to such event.

                  9.3 Indemnification by Buyer. Buyer agrees to indemnify and hold the Sellers harmless (subject to the terms of this Article IX) from and against any and all Damages imposed upon, or incurred or suffered by any Seller, directly or indirectly, as a result of, arising from or in connection with any breach of any representation or warranty made by Buyer to the Sellers in this Agreement, whether or not any such Damages are in connection with any action, suit, proceeding, demand or judgment of a third party (including Governmental Authorities); provided, however, that neither Sellers nor any of their respective affiliates shall be entitled to any indemnification to the extent that the aggregate amount of Damages exceeds $9,500,000 (other than (i) for breaches of Section 4.1 or 4.2 of this Agreement or (ii) for Damages incurred or suffered by any Seller in connection with any Assumed Liabilities or any client Contract assumed by Buyer); and provided further, however, that Buyer shall be liable to Sellers under this Section 9.3 only if the aggregate cumulative liability of Buyer to such entities pursuant to this
Section 9.3 for all such matters is in excess of $750,000 (provided that such deductible does not apply to Damages incurred under (ii) above for Transfer Taxes incurred under Section 11.8 below), at which point Sellers shall be entitled to receive all Damages (subject to the preceding proviso) in excess of $750,000. Notwithstanding the foregoing provisions of this Section 9.3, if any event occurs and Sellers would be entitled to indemnification under the provisions of this Section 9.3 by reason of such event but for the second proviso in the immediately preceding sentence, the notice and procedural provisions of this Article IX shall nevertheless apply to such event.

                  9.4 Procedures.

                           (a) Upon receipt by one party of notice of any claim
by a third party which might give rise to indemnification hereunder, or upon such party's discovery of facts which might give rise to indemnification hereunder, the party claiming indemnification hereunder (the "Indemnitee") shall give prompt written notice to the other (the "Indemnitor"), and to the Escrow Agent, which notice to be effective shall describe in reasonable detail the Damages estimated to be suffered (if ascertainable) and the specific circumstances thereof, and specifying the provisions of this Agreement to which such claim for Damages relates (the "Damage Claim Notice"). If Buyer is delivering the Damage Claim Notice under this Section 9.4(a), Buyer may request that the Escrow Agent hold back a portion of the Holdback Amount corresponding to the Damages estimated in good faith to have been suffered pending resolution of such claim; and in such event, the Escrow Agent shall hold back that portion of the Holdback Amount which corresponds to the amount set forth in the Damage Claim Notice; and the Escrow Agent shall not release any of such amounts until the matter has been fully resolved under this Agreement. The Indemnitor shall be entitled to participate in the defense of any such claim or action which is a third party claim or action at the Indemnitor's own cost and to assume the defense thereof, with counsel of Indemnitor's own choosing, the cost of which shall be paid for by the Indemnitor. Upon notice from Indemnitor to Indemnitee of Indemnitor's election to assume the defense, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. The Indemnitee may not compromise or settle any claim for which it has asserted or may assert its right to indemnification without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.

                           (b) Upon receipt by Indemnitor of a Damage Claim
Notice which does not relate to a third party claim (and which contains the same information as the Damage Claim

Notice described in clause (a) above), the Indemnitor and Indemnitee shall make all reasonable efforts to promptly resolve such claim on an amicable basis within the thirty (30) day period following such receipt, failing which the existence and/or the amount of the indemnification obligation set forth in the Damage Claim Notice shall, at the option of either party, be finally resolved by arbitration pursuant to the provisions of Section 9.7 hereof. If Buyer is delivering the Damage Claim Notice under this Section 9.4(b), Buyer shall deliver a copy thereof to the Escrow Agent and the Escrow Agent shall hold back that portion of the Holdback amount which corresponds to the amount set forth in the Damage Claim Notice; and the Escrow Agent shall not release any such amounts to the Sellers until the matter is resolved under this Agreement.

                  9.5 Compensation to Buyer under Sellers' Indemnification Obligation.

                           (a) Subject to the provisions of this Article IX,
Sellers will promptly compensate Buyer in respect of any Damages actually sustained which are mutually agreed or finally determined to be covered by the indemnities set forth in Section 9.2 hereof.

                           (b) If a demand for indemnification is made by Buyer
under Section 9.2 hereof prior to the full release of the Holdback Amount under the Escrow Agreement, and the Damage Claim Notice requests the holdback of a portion of all or a portion of the Holdback Amount, and if it is finally determined that Sellers are obligated to indemnify Buyer (regardless of when such final determination is made), Sellers shall satisfy such indemnification first, from that portion of the Holdback Amount held back by the Escrow Agent under Section 9.2 hereof; and to the extent that the Holdback Amount is not sufficient to satisfy the Sellers' obligations hereunder, Seller shall satisfy such obligation in accordance with the provisions of Section 9.2 hereof.

                  9.6 Compensation to Sellers under Buyer Indemnification Obligation. Buyer will promptly compensate Sellers in respect of any actual liability or damage which is finally agreed or determined to be covered by the indemnities set forth in Section 9.3, in accordance with the provisions of
Section 9.3 hereof.

                  9.7 Arbitration. In the event that any party disputes the existence and/or amount of a claim for indemnification set forth in a Damage Claim Notice, such party will be entitled (a) if such dispute relates primarily to accounting issues, to engage a firm of independent accountants at its own expense to examine the disputed claim and to deliver a notice to the other party confirming or disputing its validity or the amount thereof, or (b) if such dispute does not relate primarily to accounting issues, to deliver a notice to the other party confirming or disputing its validity or the amount thereof (the "Dispute Notice"). The Dispute Notice will be given within 30 days of receipt of the Damage Claim Notice to which the Dispute Notice relates. The party receiving such Dispute Notice shall provide the other party or the independent public accountants retained by such other party with access to such books and records as may be reasonably requested by them for purposes of verifying such claim. Each party shall pay the expenses of any independent public accountants retained by it in any dispute under this Section 9.7. The parties shall in good faith meet promptly after such review so as to come to a settlement of the matter. In the event a settlement is not achieved within 30 days after the date of the

Dispute Notice (the "Dispute Period"), (x) if the dispute relates primarily to accounting issues, the independent public accountants of Buyer and Seller will have 30 additional days in which to engage another firm of independent public accountants unaffiliated with Buyer or Sellers, the expenses of which shall be borne jointly by Buyer on the one hand and Sellers on the other, to render a final and binding determination of the dispute, and (y) if the dispute does not relate primarily to accounting issues, the matter will be submitted by the parties within 10 days after the end of the Dispute Period to resolution by final and binding arbitration in New York, New York pursuant to the then applicable rules and regulations of the American Arbitration Association, the expenses of which shall be borne jointly and equally by Buyer on the one hand and Sellers on the other. The arbitrator shall be bound by New York law. The decision of the outside firm of independent accountants or of the arbitrator(s) shall be given not later than 30 days from appointment thereof and shall be final and binding on the parties and may be confirmed in any court of competent jurisdiction. Each party shall pay its own legal expenses in connection with any dispute under this Section 9.7.

                  9.8 Reduction for Insurance, Etc. The amount which an Indemnitor is required to pay to, for or on behalf of any other party pursuant to this Article IX shall be reduced (including, without limitation, retroactively) by any insurance proceeds actually recovered by or on behalf of such Indemnitee and other amounts paid by any other person in reduction of the related indemnifiable loss (the "Indemnifiable Loss"); provided, that the amount of increased costs of insurance arising from the payment or collection of such insurance proceeds shall be taken into account in determining the amount of reduction of Indemnifiable Losses. Amounts required to be paid, as so reduced, are hereafter sometimes called an "Indemnity Payment." If an Indemnitee shall have received or shall have paid on its behalf an Indemnity Payment, in respect of an Indemnifiable Loss and shall subsequently, receive directly or indirectly, insurance proceeds or other amounts in respect of such Indemnifiable Loss, then such Indemnitee shall promptly pay to the Indemnitor a sum equal to the amount of such insurance proceeds or other amounts, provided the same does not exceed an amount equal to the payment actually made by the Indemnitor.

                  9.9 Adjustment for Taxes. Notwithstanding the foregoing provisions of this Article IX, any payment for an Indemnifiable Loss shall be subject to the following: in computing the amount of an Indemnifiable Loss, the indemnity shall be for the net amount of such loss after giving effect to any Tax benefit reasonably expected to be received by the Indemnitee on or subsequent to the Closing Date with respect to the item or items making up such Indemnifiable Loss.

                                    ARTICLE X

                                   TERMINATION

                  10.1 Termination of Agreement. This Agreement and the transactions contemplated hereby may be terminated at any time before the Closing Date, as follows:

                           (a) Mutual Consent. By the mutual written consent of
Sellers and Buyer.

                           (b) Expiration Date. By Sellers, on the one hand, or
Buyer, on the other hand, if the Closing shall not have occurred within 90 days after the execution of this Agreement (which date may be extended by mutual agreement of Buyer and Sellers and which shall be extended as necessary if there is a delay in obtaining approval under the HSR Act), provided that the terminating party is not then in default hereunder.

                           (c) Consummation Prohibited. By Sellers, on the one
hand, or Buyer, on the other hand, if consummation of the transactions contemplated hereby would violate any nonappealable final Order of a Governmental Authority having competent jurisdiction.

                           (d) Breach. By Sellers, on the one hand, or Buyer, on
the other hand, if a breach of or failure to perform any provision of this Agreement, which breach or failure would reasonably be expected to materially adversely effect the consummation of the transactions contemplated hereby, has been committed by the other party and such breach has not been waived.

                           (e) Superior Proposal. By either Sellers or Buyer, if
the Board of Directors of Parent shall have approved an Acquisition Proposal after determining, pursuant to Section 5.6, that such Acquisition Proposal constitutes a Superior Proposal; provided, further, that Sellers may not terminate this Agreement pursuant to this Section 10.1(e) unless simultaneously with such termination Sellers pay to Buyer the amount specified under Section 10.2.

                  10.2 Effect of Termination. If this Agreement shall be terminated pursuant to Section 10.1(a)-(d), all further obligations of the parties to this Agreement shall terminate without further liability of any party to another and each party shall pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel; provided, however, that (i) the obligations of the Buyer under the Confidentiality Agreement shall survive any such termination and (ii) nothing herein shall relieve a breaching or defaulting party for liability arising from any breach or default by it hereunder. Notwithstanding the foregoing, in the event that this Agreement is terminated pursuant to Section 10.1(e), Sellers shall pay to Buyer a fee of $3,600,000 in cash, such payment to be made simultaneously with such termination.

                                   ARTICLE XI

                                     GENERAL

                  11.1 Amendments. This Agreement may only be amended by an instrument in writing executed by Buyer and Sellers.

                  11.2 Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in a writing signed by the party entitled to enforce such term and against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

                  11.3 Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be sufficiently given (and shall be deemed to have been duly given upon receipt) if sent by telecopy (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), overnight mail, registered mail or certified mail, postage prepaid, or by hand, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (a)      If to Sellers, to:

                                    Caribiner, Inc.
                                    16 West 61st Street
                                    New York, New York  10023
                                    Attention:  Chief Executive Officer
                                    Telecopier: (212) 541-5381

                                    With a copy (which shall not constitute
                                    effective notice) to:

                                    Marc Weingarten, Esq.
                                    Schulte Roth & Zabel LLP
                                    900 Third Avenue
                                    New York, New York  10022
                                    Telecopier:  (212) 593-5955

                           (b)      If to Buyer, to:

                                    The Interpublic Group of Companies, Inc.
                                    1271 Avenue of the Americas
                                    New York, New York  10020
                                    Attention:  Sean F. Orr, Executive Vice
                                    President and Chief Financial Officer
                                    Telecopier:  (212) 399-8130

                                    With a copy (which shall not constitute
                                    effective notice) to:

                                    The Interpublic Group of Companies, Inc.
                                    1271 Avenue of the Americas
                                    New York, New York  10020
                                    Attention:  Nicholas J. Camera, Esq.,
                                    Vice President and General Counsel
                                    Telecopier:  (212) 399-8280


                  11.4 Successors and Assigns, Parties in Interest. This Agreement shall be binding upon and shall inure solely to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned without the written consent of the other party. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the parties hereto and their respective successors, legal representatives and permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, and no Person shall be deemed a third party beneficiary under or by reason of this Agreement; provided, however, that Buyer may assign any or all of its rights, interests or obligations under this Agreement to any wholly-owned subsidiary of Buyer, but no such assignment shall relieve Buyer of its obligations hereunder.

                  11.5 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable and that achieves the same objective.

                  11.6 Entire Agreement. This Agreement, the Buyer Ancillary Agreements, the Seller Ancillary Agreements (including the exhibits and Schedules hereto and thereto, and the documents and instruments executed and delivered in connection herewith and therewith) constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, among the parties or any of them with respect to the subject matter hereof, and there are no representations, understandings or agreements relating to the subject matter hereof that are not fully expressed herein and therein and the documents and instruments executed and delivered in connection herewith; provided, however, that the Confidentiality Agreement shall remain in full force and effect according to its terms and shall survive and remain in full force and effect in the event this Agreement is terminated; provided, further, that if any conflict exists between this Agreement and the Confidentiality Agreement, the terms and conditions set forth herein shall supersede and govern. All exhibits and Schedules attached to this Agreement are expressly made a part of, and incorporated by reference into, this Agreement.

                  11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

                  11.8 Expenses; Transfer Taxes. Each party to this Agreement shall bear its own expenses (including all legal, accounting, broker, finder and investment banker fees) incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, Buyer hereby agrees to indemnify and hold Sellers harmless from and against any and all sales, use, transfer, stamp, documentary and similar taxes, duties and charges imposed by or on behalf of any Governmental Authority, and any interest, fines, penalties and additional amounts with respect thereto ("Transfer Taxes"), and any other Taxes to the extent such other Taxes would not have been imposed if Caribiner had sold to Buyer its tangible assets rather than contributing such assets to Newco and selling the stock of Newco to Buyer ("Other Taxes"), regardless of the party that has liability for such Transfer Taxes or Other Taxes under applicable law, imposed on or in respect of the transactions contemplated by this Agreement, including, without limitation, Caribiner's transfer of its tangible assets to Newco and the transfer of the Newco Stock to Buyer hereunder. The provisions of Sections 9.4, 9.7, 9.8 and 9.9 shall apply to the indemnification provided hereunder.

                  11.9 Release of Information; Confidentiality. The parties shall cooperate with each other in releasing information concerning this Agreement and the transactions contemplated hereby. No press releases or other public announcements concerning the transactions contemplated by this Agreement shall be made by any party without prior consultation with, and agreement of, the other parties, except for any legally required communication by any party and then only with prior consultation and as much advance notice as is practicable under the circumstances requiring any announcement, together with copies of all drafts of the proposed text. The provisions of the Confidentiality Agreement shall remain in full force and effect, provided, however, that if any conflict exists between this Agreement and the Confidentiality Agreement, the terms and conditions set forth herein shall supersede and govern.

                  11.10 Code Section 338(h)(10) Election. The Sellers and Newco each agree that, if Buyer notifies the Sellers in writing, on or prior to the 240th day following the Closing, of its intention to make an election under Sections 338(g) and 338(h)(10) of the Code (a "Code Section 338(h)(10) Election"), with respect to Newco, the Sellers and Newco shall each join with Buyer in timely making a joint Code Section 338(h)(10) Election (and in taking all steps necessary to effectuate the same) and any similar election as may be available under applicable state or local law, to produce generally the same income tax effect to Sellers and Buyer as if Sellers had sold the assets of Newco to Buyer.

                  11.11 Certain Construction Rules. The article and section headings and the table of contents contained in this Agreement are for convenience of reference only and shall in no way define, limit, extend or describe the scope or intent of any provisions of this Agreement.

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. In addition, as used in this Agreement, unless otherwise provided to the contrary,
(a) all references to days, months or years shall be deemed references to calendar days, months or years and (b) any reference to a "Section," "Article," or "Schedule" shall be deemed to refer to a section or article of this Agreement or an exhibit or schedule attached to this Agreement. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive.

                  11.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument binding on all the parties, notwithstanding that all the parties are not signatories to the original or the same counterpart.

                  11.13 Resolution of Disputes. All disputes between the parties in connection with or arising out of the existence, validity, construction, performance and termination of the Agreement (or any terms thereof) which the parties are unable to resolve between themselves, shall be finally settled by arbitration. The arbitration shall be held in New York City, New York in accordance with the Commercial Rules of the American Arbitration Association by one or more arbitrators appointed in accordance with such rules. Judgment may be entered upon the award made in such arbitration in any court of competent jurisdiction. All fees and expenses required to be paid in connection with any such arbitration shall be borne equally by the parties unless the arbitration award shall provide otherwise. Arbitration pursuant to this Section 11.13 shall be the exclusive means of resolving any dispute or disagreement arising hereunder.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

                                    SELLERS:

                                    CARIBINER INTERNATIONAL, INC.


                                    By: /s/ Christopher A. Sinclair
                                       ----------------------------
                                       Name:
                                       Title:


                                    CARIBINER, INC.


                                    By: /s/ Christopher A. Sinclair
                                       ----------------------------
                                       Name:
                                       Title:


                                    THE INTERPUBLIC GROUP OF COMPANIES, INC.


                                    By: /s/ Barry R. Lindsay
                                       ----------------------------
                                       Name:
                                       Title:

                   AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

                  AMENDMENT NO. 1, dated as of April __, 2000 (this "Amendment"), to the Asset Purchase Agreement dated as of March 13, 2000 (the "Purchase Agreement"), by and among The Interpublic Group of Companies, Inc., a Delaware corporation ("Buyer"), Caribiner International, Inc., a Delaware corporation ("Parent"), and Caribiner, Inc., a New York corporation and a direct, wholly-owned subsidiary of Parent ("Caribiner" and collectively with Parent, the "Sellers"). Capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Purchase Agreement.


                              W I T N E S S E T H:

                  WHEREAS, Buyer and Sellers are parties to the Purchase Agreement, pursuant to which Buyer has agreed to purchase from Sellers, substantially all of Sellers' assets related to the Business, including the capital stock of the Subsidiaries, other than the Excluded Assets, and Buyer has agreed to assume certain of the liabilities of the Sellers related to the Business, other than the Excluded Liabilities, all as more fully described in the Purchase Agreement.

                  WHEREAS, Buyer and Sellers wish to amend certain provisions of the Purchase Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and Sellers hereby agree as follows:

                  SECTION 1. AMENDMENTS

                  1.1 Amendments to Section 2.6 of the Purchase Agreement.
Section 2.6 of the Purchase Agreement is hereby amended by deleting the dollar figure "$90,000,000" from the first sentence of such Section and inserting in lieu thereof the dollar figure "$88,350,000", and by deleting the dollar figure "$85,000,000" from the last sentence of such Section and inserting in lieu thereof the dollar figure "$83,350,000".

                  1.2 Amendment to Section 2.8 of the Purchase Agreement.
Section 2.8 of the Purchase Agreement is hereby amended by deleting the Exhibit A attached to the Purchase Agreement and replacing in lieu thereof the Exhibit A attached hereto.

                  1.3 Amendments to Section 2.9 of the Purchase Agreement.
Section 2.9 of the Purchase Agreement is hereby amended by adding the following subsection (d) at the end thereof:

                           (d) Within ten (10) Business Days following a final
determination of the Tangible Net Worth as provided in Section 2.9(b), if the Tangible Net

Worth is determined to be more than $17,500,000, the Buyer will pay such difference, up to a maximum of $1,650,000, to Sellers by wire transfer to such bank account as Sellers will specify.

                  1.4 Amendment to Section 2.1 of the Purchase Agreement.
Section 2.1 of the Purchase Agreement is hereby amended to insert the following sentence at the end thereof: The effective time of the Closing shall be 12:01 a.m. on the Closing Date.

                  SECTION 2. MISCELLANEOUS

                  2.1 Counterpart Execution. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  2.2 Effect of Amendment. This Amendment shall become effective, and shall be deemed to be effective as of the date hereof. Except as otherwise expressly modified herein, the Purchase Agreement shall remain unchanged and is in full force and effect. All references in the Purchase Agreement to "this Agreement," "hereto," "hereof," "hereunder" or words of like import referring to the Purchase Agreement shall mean the Purchase Agreement as amended by this Amendment.

                  2.3 Headings. The headings of the sections and paragraphs of this Amendment have been inserted for convenience of reference only and shall in no way affect or otherwise modify any of the terms and provisions hereof.

                  2.4 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, this Amendment No. 1 to the Asset Purchase Agreement has been duly executed as of the date first above written.

                                  CARIBINER INTERNATIONAL, INC.


                                  By: /s/ John M. Jureker
                                     ---------------------------
                                     Name:
                                     Title:


                                  CARIBINER, INC.


                                  By: /s/ John M. Jureker
                                     ---------------------------
                                     Name:
                                     Title:


                                  THE INTERPUBLIC GROUP OF COMPANIES, INC.


                                  By: /s/ Norman Holtz
                                     ---------------------------
                                     Name:
                                     Title: